UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2015
Commission File Number: 001-36261

CHC GROUP LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	98-0587405
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
190 Elgin Avenue
George Town, KY1-9005
Cayman Islands
(Address of principal executive offices, including zip code)
(604) 276-7500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 4, 2015, CHC Group Ltd. (or the Company) announced that, effective July 15, 2015, Joan S. Hooper, the Company’s Senior Vice President, Chief Financial Officer, will be retiring. At that time, Lee Eckert will assume the role of the Company’s Senior Vice President, Chief Financial Officer. Until that date, starting on May 11, 2015, Mr. Eckert will serve as the Company’s Senior Vice President of Finance and CFO Designate. Before joining the Company, Mr. Eckert, age 48, served as chief financial officer of the U.S. division of National Grid Plc from June 2011 to September 2014, and, from June 2006 to June 2011, Mr. Eckert served in various executive capacities at MeadWestvaco, including as Vice President, Operations, Healthcare from November 2010 to June 2011, and chief financial officer, packaging resource group from June 2006 to October 2010. Mr. Eckert has also worked for Electronic Data Systems and General Electric. He received his Bachelor of Science, Finance, from Indiana University, Bloomington, Indiana. Also, Mr. Eckert is Six Sigma “green belt” certified and a graduate of GE’s Financial Management Program. A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
In addition, Rebecca Camden, Vice President and Chief Accounting Officer, will be leaving the Company on July 17, 2015 and Peter Bartolotta, Chief Operating Officer and President of Helicopter Services, will be leaving the Company on May 16, 2015.
Effective July 17, 2015, Melanie Kerr, age 36, will be succeeding Ms. Camden as Chief Accounting Officer. Ms. Kerr joined the Company in 2010 and has served in a number of accounting leadership roles, most recently as Corporate Controller. Ms. Kerr, who began her career with KPMG, has a decade of global public company accounting and auditing leadership experience primarily in the oil and gas services sector. She is a Chartered Accountant and holds a bachelor of business administration from Simon Fraser University.
Lee Eckert Employment Agreement
In connection with Mr. Eckert’s appointment as Senior Vice President of Finance and CFO Designate, on May 4, 2015, the Company and Mr. Eckert entered into an employment agreement. On July 15, 2015, Mr. Eckert will assume the role of Chief Financial Officer. Pursuant to the agreement, Mr. Eckert’s annual base salary will be $465,000, subject to annual review by the compensation committee of the Board. His targeted annual bonus will be 85% of his annual base salary, with the actual amount subject to the satisfaction of performance goals and uncapped. Following his commencement of employment, Mr. Eckert will be granted options to purchase 700,000 of the Company’s ordinary shares, which will have an exercise price equal to the fair market value of an ordinary share on the grant date. These options will vest in five equal installments on each of the first five anniversaries of May 11, 2015, subject to Mr. Eckert’s continued employment with the Company. Mr. Eckert will be eligible for employee benefits and fringe benefits on the same basis as other senior executives of the Company. In addition, Mr. Eckert will be reimbursed for certain expenses incurred in connection with his relocation. In the event that Mr. Eckert’s employment is terminated by the Company without cause or by Mr. Eckert for good reason, subject to his execution, delivery and non-revocation of a release of claims against the Company, he will be entitled to severance payments equal to 12 months of his base salary and his target bonus amount, and continued health coverage for an 18 month period, and also he will be paid any earned but unpaid bonus from a completed prior fiscal year.

Joan Hooper Retirement Agreement
On April 30, 2015, Ms. Hooper and the Company entered into a retirement agreement and general release (or the retirement agreement). Ms. Hooper will retire from the Company on July 15, 2015 (or the separation date), and until that time she will continue in her position as Senior Vice President, Chief Financial Officer. Pursuant to her retirement agreement, Ms. Hooper will receive a separation payment of $1,797,460, paid in installments over the twelve months following her separation date, subject to a clawback obligation. She will be paid a bonus in respect of the Company’s 2015 fiscal year on terms and conditions specified in her retirement agreement, including that she not voluntarily terminate her employment before July 15, 2015. In addition, as of her separation date, Ms. Hooper’s unvested stock options will vest, and her vested options will remain exercisable until the first anniversary of her separation date. Also, her time-based restricted stock units, time-based restricted shares and her performance-based restricted stock units (at target levels) will vest on her separation date. All of her performance-based restricted shares will be forfeited. The Company will provide Ms. Hooper with continued participation in its medical, dental and vision plans for 18 months after her separation date, subject to specified conditions. As a condition to her receiving the separation payments and benefits described above, Ms. Hooper has executed a release and waiver of claims in favor of the Company. Ms. Hooper will be subject to one-year post-employment covenants not to compete and not to solicit employees or clients of the Company. Both parties have agreed to non-disparagement covenants. Ms. Hooper’s indemnification agreement with the Company will continue in effect in accordance with its terms.
Pete Bartolotta Separation Agreement
On April 30, 2015, Mr. Bartolotta and the Company entered into a separation agreement and general release (or the separation agreement). Mr. Bartolotta will be leaving the Company on May 16, 2015 (or the separation date). Pursuant to the separation agreement, Mr. Bartolotta will receive a separation payment of $2,035,000, paid in installments over the twelve months following his separation date, subject to a clawback obligation. In addition, as of his separation date, Mr. Bartolotta’s unvested stock options will vest, and his vested options will remain exercisable until the first anniversary of his separation date. Also, his time-based restricted stock units, time-based restricted shares and his performance-based restricted stock units (at target levels) will vest on his separation date. All of his performance-based restricted shares will be forfeited. The Company will provide Mr. Bartolotta with continued participation in its medical, dental and vision plans for 18 months after the Separation Date, subject to specified conditions. As a condition to his receiving the separation payments and benefits described above, Mr. Bartolotta has executed a release and waiver of claims in favor of the Company. Mr. Bartolotta will be subject to one-year post-employment covenants not to compete and not to solicit employees or clients of the Company. Both parties have agreed to non-disparagement covenants. Mr. Bartolotta’s indemnification agreement with the Company will continue in effect in accordance with its terms.

The foregoing summary descriptions of Mr. Eckert’s employment agreement, Ms. Hooper’s retirement agreement and Mr. Bartolotta’s separation agreement are not complete and each such agreement is qualified in its entirety by, and should be read in conjunction with, the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending April 30, 2015.
Item 9.01    Financial Statements and Exhibits.
(d)

Exhibit Number	Description

99.1	Press Release dated May 4, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015
/s/ Russ Hill
                            Name:    Russ Hill                            Title: Authorized Signatory

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 4, 2015